As filed with the Securities and Exchange Commission on October 30, 2013
Registration No. 333-191283

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No.1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Kandi Technologies Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0363723
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Hu Xiaoming, Chief Executive Officer
Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas Wardell, Esq.
Jeffrey Li, Esq.
Jay V. Shah, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, Georgia 30308
(404) 527-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	To Be	Offering Price	Aggregate	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.001 par value per share, issuable upon exercise of warrants to purchase shares of Common Stock	1,255,462	$5.27	$5,925,781	$902.46
TOTAL				$902.46(3)

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of Common Stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $5.27, the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Global Market on September 16, 2013.

(3)	Previously Paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER 30, 2013

Kandi Technologies Group, Inc.
1,255,462 Shares
of
Common Stock Issuable Upon Exercise of Warrants

_______________________________

The 1,255,462 shares of Common Stock covered by this prospectus include: (i) 992,731 shares of our common stock, par value $0.001 (“Common Stock”) issuable upon exercise of warrants (“Investor Warrants”) at an adjusted exercise price of $5.40 1 per share issued in connection with a registered direct public offering that closed on December 21, 2010; and (ii) 262,562 shares of our Common Stock that will be issuable, at any time or times on or after January 3, 2014, upon exercise of a warrant (“Placement Agent Warrant”) at an exercise price of $7.24 per share issued in connection with a registered direct public offering that closed on July 1, 2013 (Placement Agent Warrant, and together with Investor Warrants, “Warrants”).

We will not receive any of the proceeds from the sale of the Common Stock by the holders of the Warrants (the “Warrant Holders”); however, we will receive the proceeds of any Common Stock we sell to the Warrant Holders upon a cash exercise of the Warrants. We will pay the expenses of registering these securities. The Warrant Holders will bear all commissions and discounts, if any, attributable to the sale of the Common Stock by the Warrant Holders.

Our Common Stock is quoted on the NASDAQ Global Market under the symbol “KNDI.” On October 23, 2013, the last reported sale price for our Common Stock on the NASDAQ Global Market was $7.84 per share. As of October 23, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $185,180,612 based on 36,978,476 shares of outstanding common stock, of which 13,358,500 shares were held by affiliates as of such date, and a price of $7.84 per share, which was the last reported sale price of our common stock as quoted on the NASDAQ Global Market on October 23, 2013.

_______________________________

Investing in shares of our Common Stock involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and supplemented by our Form 10-Q for the period ended March 31, 2013, each of which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

_______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2013.

______________________________________
1 As further described in the prospectus, the exercise price of the Investor Warrants was adjusted as a result of units issued by the Company in connection with a registered direct offering that closed on July 1, 2013, pursuant to an effective shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on April 19, 2013 and was declared effective on May 23, 2013 (File No. 333-188039).

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
DESCRIPTION OF FINANCING TRANSACTIONS	4
DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK	5
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF COMMON STOCK	7
DESCRIPTION OF PREFERRED STOCK	8
WARRANT HOLDERS	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	9
EXPERTS	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
WHERE YOU CAN FIND MORE INFORMATION	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement, as amended, we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This means the securities described in this prospectus may be offered and sold in one or more offerings using this prospectus from time to time as described in the “Plan of Distribution.”

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” Neither we nor the Warrant Holders have authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Unless the context otherwise requires, the terms “KNDI,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference, and may not contain all the information that may be important to you. You should carefully read this entire prospectus, as well as the information incorporated by reference, before deciding whether to invest in our securities.

The Company

We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. On December 21, 2012 we changed our name from Kandi Technologies, Corp. to Kandi Technologies Group, Inc. to better communicate our current organizational structure to the investment community, our customers and business partners. Headquartered in the Zhejiang Province, we are one of China’s leading producers and manufacturers of electrical vehicles, all-terrain vehicles, go-karts and a variety of other specialty vehicles, including all-terrain vehicles and specialized utility vehicles for the PRC and global markets. In connection with our strategic objective of becoming a world leader in electric vehicles manufacturing and related services, we have increased our focus on fuel efficient vehicles, including the all-electric mini-car, the COCO LSV, with a particular focus on expanding our domestic market share in China.

Our Business

Our primary business is designing, developing, manufacturing, and commercializing, electrical vehicles (“EVs”), all-terrain vehicles (“ATVs”), go-karts, specialized automobiles and automobile related products for the PRC and global markets.

Our products include off-road vehicles (e.g., ATVs, utility vehicles (“UTVs”), go-karts, etc.), motorcycles, refitted cars, and super-mini-cars.

	Year Ended December 31,
	2012		2011
	Units	Revenue	Units	Revenue
ATVs	14,467	$6,402,753	9,958	$4,850,425
Super-Mini-Cars(1)	3,915	19,034,936	1,077	6,253,517
Go-Karts	34,517	30,794,415	25,757	22,923,669
UTVs	93	319,014	1,198	2,696,106
Three-Wheeled Motorcycles (“TT”)	1,060	1,272,898	782	1,592,770
Refitted Cars	115	3,172,417	70	1,860,661
Auto Generator	93,881	3,517,237	-	-
Total	148,048	$64,513,670	38,842	$40,177,148

(1) For 2011, Super-Mini-Cars included two products: the CoCo and EVs. For 2012, all super-mini-cars sold were EVs.

Our current business is primarily conducted through our wholly-owned subsidiaries, Continental Development Limited, including Continental Development Limited’s wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd., and Zhejiang Kandi Vehicles Co., Ltd.’s subsidiaries, Jinhua Three Parties New Energy Vehicles Service Co., Ltd., Jinhua Kandi New Energy Vehicles Co., Ltd., Kandi Electric Vehicles (Changxing) Co., Ltd. and Yongkang Scrou Electric. Co., Ltd.

Jinhua Three Parties New Energy Vehicles Service Co., Ltd. was formed by a joint venture among the State Grid Power Corporation, Tianneng Power International, Inc. and Zhejiang Kandi Vehicles Co., Ltd. The joint venture established the first Chinese electric super-mini automobile battery replacement service provider. We own a 30% ownership interest in Jinhua Three Parties New Energy Vehicles Service Co., Ltd.

Jinhua Kandi New Energy Vehicles Co., Ltd. was formed as a joint venture between Zhejiang Kandi Vehicles Co., Ltd. and Mr. Xiaoming Hu, our CEO and Chairman of our Board of Directors. Kandi New Energy Vehicles Co., Ltd. was established to comply with Chinese regulations that provide that a foreign investor can have no more than 50% ownership interest in an automobile manufacturing company located in China whose primary objective is to sell automobiles in China. In connection with complying with these regulations, Mr. Hu, a Chinese citizen, and Zhejiang Kandi Vehicles Co., Ltd., a foreign investment entity, each own 50% of Kandi New Energy Vehicles Co., Ltd. Zhejiang Kandi Vehicles Co., Ltd. made its capital contribution in kind, and Mr. Hu made his capital contribution in cash, using proceeds from a loan made by Zhejiang Kandi Vehicles Co., Ltd.

Mr. Hu’s equity interest in Kandi New Energy Vehicles Co., Ltd. has been placed in escrow and trust with Zhejiang Kandi Vehicles Co., Ltd. Therefore, Zhejiang Kandi Vehicles Co., Ltd. effectively controls 100% of Kandi New Energy Vehicles Co., Ltd. All of the profits of Kandi New Energy Vehicles Co., Ltd. are distributed to Zhejiang Kandi Vehicles Co., Ltd.

On April 25, 2012, we completed our acquisition of KO NGA Investment Limited and its subsidiaries, K S Asia Limited Group Limited, Yongkang K S Electric Limited and Yongkang Scrou Electric Co. (“Yongkang Scrou”). Yongkang Scrou manufactures various auto generators. On June 29, 2012, in connection with the completion of our internal reorganization, Yongkang Scrou became a wholly owned subsidiary of the Company.

On March 1, 2013, Zhejiang Kandi Vehicles Co., Ltd. established Kandi Electric Vehicles (Changxing) Co., Ltd. in Changxing (National) Economic and Technological Development Zone to meet the requirements of the cooperation agreement with Geely Automobile Holdings Ltd.

On March 22, 2013, our wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. entered into the Joint Venture Agreement of Establishment of Zhejiang Kandi Electric Vehicles Co., Ltd. with Shanghai Maple Guorun Automobile Co., Ltd., a 99% owned subsidiary of Geely Automobile Holdings Ltd. (the “Geely”), an entity listed on the Hong Kong Exchanges and Clearing Limited. On April 19, 2013, Zhejiang Kandi Electric Vehicles Co., Ltd. was officially approved by the necessary local government agency and established by Kandi Vehicles and Shanghai Maple Guorun Automobile Co., Ltd., a 99% owned subsidiary of Geely. Each party has a 50% ownership interest in the JV Company. The business scope of the joint venture entity is to develop, manufacture and sell EVs and related auto parts.

On April 22, 2013, Kandi Electric Vehicles (Wanning) Co., Ltd. (“Kandi Wanning”) was incorporated and capitalized by Zhejiang Kandi Vehicles Co., Ltd. The establishment of Kandi Electric Vehicles (Wanning) Co., Ltd. has been approved by the necessary local government agency and located in Wanning City of Hainan Province. Our wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. has a 90% ownership in Kandi Wanning, and Jinhua Kandi New Energy Vehicles Co., Ltd. has the remaining 10%. Zhejiang Kandi Vehicles Co., Ltd. is entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and loss absorption rate) of Kandi New Energy Vehicles Co., Ltd.; therefore, Zhejiang Kandi Vehicles Co., Ltd. is entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and loss absorption rate) of Kandi Wanning.

The Offering

Securities Offered	Up to an aggregate of 1,255,462 shares of our Common Stock issuable upon the exercise of Warrants issued to the Warrant Holders as follows: (i) 992,731 shares of our Common Stock issuable upon exercise of the Investor Warrants; and (ii) 262,562 shares of our Common Stock that will be issuable, at any time or times on or after January 3, 2014, upon exercise of the Placement Agent Warrant.

Common Stock to be outstanding after this offering*	38,233,938 shares of Common Stock.

Use of Proceeds	We will receive the exercise price with respect to any Common Stock we issue to the Warrant Holders upon exercise of the Warrants, if exercised for cash, if at all. We intend to use any proceeds from the exercise of any of the Warrants for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all. We, however, will not receive any of the proceeds from a later sale of any Common Stock issued upon exercise of the Warrants that may be received by the Warrant Holders.

Risk Factors	We are subject to a number of risks that you should be aware of before you decide to purchase our Common Stock. These risks are discussed more fully in the section captioned “Risk Factors,” beginning on page 3 of this prospectus.

The NASDAQ Global Market Symbol	KNDI

* The number of shares of Common Stock to be outstanding after this offering is based on the actual number of shares outstanding as of September 17, 2013 (36,978,476) and assumes the full exercise of the Warrants held by the Warrant Holders.

Our Corporate Information

We are headquartered in the Zhejiang Province in China. Our principal executive offices are located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, and our telephone number at this location is +86-579-82239856. Our website address is www.en.chinakandi.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investing in shares of our Common Stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our Common Stock. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Neither we nor the Warrant Holders undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

We will receive the exercise price with respect to any Common Stock we issue to the Warrant Holders upon exercise of the Warrants, if exercised for cash. If all of the Investor Warrants are exercised for cash, we will receive proceeds of approximately $5,360,747.40; if the Placement Agent Warrant is exercised for cash, we will receive proceeds of approximately $1,900,948.80. Aggregate proceeds if all of the Warrants are exercised for cash would be $7,261,696.20. We currently intend to use all proceeds received upon a cash exercise of the Warrants for working capital and general corporate purposes. The holders of the Warrants are entitled to exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not registered pursuant to an effective registration statement. In the event that the holders exercise the Warrants on a cashless basis, then we will not receive any proceeds from the exercise of the Warrants. We, however, will not receive any of the proceeds from a later sale of any Common Stock issued upon exercise of the Warrants that may be received by the Warrant Holders.

DESCRIPTION OF FINANCING TRANSACTIONS

December 21, 2010 Financing Transaction

On December 21, 2010, we entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors, pursuant to which, we sold, in a registered direct public offering, 3,027,272 shares of our Common Stock, at a price per share of $5.50, and warrants to purchase an aggregate of 1,210,912 shares of our Common Stock, for an aggregate purchase price of $16,649,996 (the “2010 Financing Transaction”), on the terms set forth below. Warrants for 992,731 of the 1,210,912 shares remain unexercised and are held by such institutional investors or their transferees (collectively, the “Investor Warrant Holders”) and those 992,731 shares are covered by this prospectus.

The 2010 Financing Transaction was effectuated as a takedown from the Company’s Shelf Registration Statement (File No. 333-163222) that was declared effective on December 24, 2009. A 424B5 Prospectus Supplement was filed in connection with the 2010 Financing Transaction on December 21, 2010. The Shelf Registration (File No. 333-163222) expired on December 24, 2012. As of the date of this primary registration statement, none of the 3,027,272 shares of our Common Stock issued in connection with the 2010 Financing Transaction are currently owned by the Investor Warrant Holders or covered by this prospectus.

In connection with the 2010 Financing Transaction, we paid placement agent commissions to FT Global Capital, Inc., in the amount of $998,999.76 and reimbursed the placement agent $83,234.98 for expenses incurred. We agreed to pay FT Global Capital, Inc. a cash fee equal to 7% of the cash proceeds received from a cash exercise of the Investor Warrants.

The 992,731 shares of our Common Stock issuable to the Investor Warrant Holders upon exercise of the Investor Warrants are covered by this prospectus.

July 1, 2013 Financing Transaction

On June 26, 2013, we entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which we sold, in a registered direct public offering, 4,376,036 shares of our Common Stock, at a negotiated purchase price of $6.03 per share, for aggregate gross proceeds to the Company of approximately $26,387,500 (the “2013 Financing Transaction”). As part of the 2013 Financing Transaction, the institutional investors received Series A warrants for the purchase of up to 1,750,415 shares of our Common Stock at an exercise price of $7.24 per share, and an option to make an additional investment in the form of Series B warrants and Series C warrants.

The 2013 Financing Transaction was effectuated as a takedown of the Company’s Shelf Registration Statement (File No. 333-188039) that was declared effective on May 23, 2013. A 424B5 Prospectus Supplement was filed in connection with the 2013 Financing Transaction on June 26, 2013.

In connection with the 2013 Financing Transaction, we retained FT Global Capital, Inc. (the “Placement Agent Warrant Holder,” and together with the Investor Warrant Holders, the “Warrant Holders”) as our exclusive placement agent. In exchange for placement agent services, we agreed to pay the Placement Agent Warrant Holder upon the closing of the 2013 Financing Transaction (i) a cash fee commission in the amount equal to 6% of the aggregate purchase price of the units offered and sold ($1,583,250), (ii) a cash fee equal to 6% of the cash proceeds received from a cash exercise of the warrants issued to the intuitional investors in the 2013 Financing Transaction; and (iii) a warrant to purchase up to 262,562 shares of our Common Stock at an exercise price of $7.24 per share (the “Placement Agent Warrant”). On July 1, 2013, FT Global Capital, Inc. assigned the Placement Agent Warrant to its President, Chief Executive Officer and sole shareholder, Jian Ke.

The 262,562 shares of our Common Stock issuable to the Placement Agent Warrant Holder upon exercise of the Placement Agent Warrant are covered by this prospectus.

DESCRIPTION OF WARRANTS

The following is a brief description of the terms of the Warrants. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Investor Warrants, a form of which have been filed with the SEC, and the Placement Agent Warrant, which is attached hereto, and are also available upon request from us, and the agreements underlying the 2010 Financing Transaction and the 2013 Financing Transaction , which have also been filed with the SEC and are also available upon request from us.

Investor Warrants

The Investor Warrants were exercisable for an aggregate of 992,731 shares of our Common Stock at an initial exercise price of $6.30 per share. The exercise price is subject to adjustment in the event the Company, at any time after the issuance date of the Investor Warrants issues or sells any shares of Common Stock pursuant to a Dilutive Issuance (as such term is defined in the Investor Warrants), or issues, sells or grants certain options or convertible securities at a price lower than the in effect exercise price. We have determined that the units (shares of Common Stock, Series A warrants, Series B warrants and Series C warrants) issued and sold in connection with the 2013 Financing Transaction qualified as a Dilutive Issuance (as such term is defined in the Investor Warrants), and, therefore, the initial exercise price of the Investor Warrants ($6.30) was adjusted to $5.40.

If, at any time, the price of our Common Stock is greater than or equal to $12.30 for a period of fifteen (15) consecutive trading days, and if certain other conditions relating to trade volume are met, we shall have the right to require holders of the Investor Warrants to exercise the Warrants in full. The Warrants expire on December 23, 2013 and must be exercised prior to such date; thereafter, we will amend the registration statement of which this prospectus is a part to withdraw from registration any shares not issued upon exercise of the Investor Warrants.

The holders of the Investor Warrants may exercise the Investor Warrants at any time by delivering to the Company a written notice of exercise and payment of an amount equal to the effective exercise price (as of the date of exercise) multiplied by the number of shares of Common Stock as to which the Investor Warrant is being exercised. Upon receipt of the notice of exercise and payment, the Company will issue and deliver to the holder the number of shares of our Common Stock to which the holder is entitled pursuant to the exercise.

Subject to the exclusions and limitations set forth in the SPA and accompanying Investor Warrants, the exercise price is subject to adjustment in the event the Company, at any time after the issuance date of the Investor Warrants, pays a stock dividend on, subdivides or combines one or more classes of its then outstanding shares of Common Stock, issues or sells any shares of Common Stock pursuant to a Dilutive Issuance (as such term is defined in the Investor Warrants), or issues, sells or grants certain options or convertible securities at a price lower than the in effect exercise price. As noted above, to date, the Investor Warrants have been subject to one such price adjustment.

The terms of the 2010 Financing Transaction include a beneficial ownership limitation applicable to the exercise of the Investor Warrants, such that no holder may exercise the Investor Warrants if, after such conversion or exercise, the holder would beneficially own individually, or together with its affiliates, more than 4.99% of the then issued and outstanding shares of our Common Stock.

For so long as any of the Investor Warrants remain exercisable and outstanding, we are obligated to use our best efforts to maintain a current and effective registration statement covering the issuance of the maximum number of shares issuable upon exercise of the Investor Warrants. As a result of the three (3) year expiration rule, set forth under Rule 415(a) of the Securities Act, the Investor Warrants are not, currently, covered by an effective registration statement, and in accordance with our obligations under the SPA, the Investor Warrant Holders have been appropriately placed on written notice of this fact. We are required to use our reasonable best efforts to have this registration statement declared effective as soon as practicable.

Placement Agent Warrant

The Placement Agent Warrant will be exercisable, at any time or times on or after January 3, 2014, for an aggregate of 262,562 shares of our Common Stock at an exercise price of $7.24 per share. The Placement Agent Warrant expires on July 1, 2016 and must be exercised prior to such date.

The exercise price and the number of shares issuable upon exercise of the Placement Agent Warrant are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions, but is not subject to adjustment pursuant to a "Dilutive Issuance" (as such term is defined in the Investor Warrants) as described above.

Holders of the Placement Agent Warrant may exercise the Placement Agent Warrant to purchase shares of our Common Stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of the Placement Agent Warrant.

Upon the holder’s exercise of the Placement Agent Warrant, we will issue the shares of Common Stock issuable upon exercise of the Placement Agent Warrant within three trading days of our receipt of notice of exercise.

If, at any time, the price of our Common Stock is greater than or equal to 200% of the initial exercise price ($7.24 per share) for a period of fifteen (15) consecutive trading days, and if certain other conditions are met relating to trade volume, we shall have on one occasion the right to require the holder of the Placement Agent Warrant to exercise all of the remaining unexercised portion of the Placement Agent Warrant held by such holder.

If, at any time the Placement Agent Warrant is outstanding, we consummate any fundamental transaction, as described in the Placement Agent Warrant and which generally includes, but is not limited to the following: (i) any consolidation or merger into another corporation, (ii) the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or (iii) the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the holder of the Placement Agent Warrant.

The holder of Placement Agent Warrant will not possess any rights as a stockholder under the Warrant until the holder exercises such Warrant.

Rights Under the Warrants

Holders of the Warrants are entitled to participate in any dividend or other distribution of assets, or rights to acquire assets, the Company makes to holders of our Common Stock, and the holders are entitled to participation rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase Common Stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, to the same extent that each holder would have been entitled to participate if such holder had held the number of shares of Common Stock issuable upon a full exercise of the outstanding Warrants immediately before the date on which record is taken for such a distribution.

Holders of the Warrants are entitled to a cashless exercise of the Warrants if, at the time of the exercise of the Warrants, a registration statement is not effective for their issuance and resale.

If, at any time the Warrants are outstanding, we consummate a Fundamental Transaction (as such term is defined in the Warrants), which generally includes any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding Common Stock, or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the holders of the Warrants. In addition, in the event of a Fundamental Transaction, holders of the Warrants shall have the right to require us, or our successor, to repurchase the Warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Warrants.

Other than as provided herein, holders of the Warrants, solely in their capacities as such, are not entitled to vote or receive dividends or be deemed the holder of any share capital of the Company, and Holders do not have any rights of a stockholder of the Company, including any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights or otherwise prior to the exercise of the Warrants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and Amended and Restated Bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

DESCRIPTION OF COMMON STOCK

As of October 25, 2013, there were 36,978,476 shares of our Common Stock outstanding, held by approximately nineteen (19) stockholders of record.

Our Common Stock is currently traded on the NASDAQ Global Market under the symbol “KNDI.”

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. Corporate Stock Transfer is the registrar and transfer agent of our Common Stock. Corporate Stock Transfer is the registrar and transfer agent of our Common Stock.

All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•      before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•      upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•      at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2 / 3 % of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

DESCRIPTION OF PREFERRED STOCK

As of October 25, 2013, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

WARRANT HOLDERS

This prospectus covers the 1,255,462 shares of our Common Stock issuable upon exercise of Warrants to purchase our Common Stock issued to the Warrant Holders.

For additional information regarding the issuance of the Warrants, please see “Description of Financing Transactions” beginning on page 4 of this prospectus.

Except for the financing transactions discussed herein, to our knowledge, none of the Warrant Holders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

The Warrants may not be exercised by the respective Warrant Holders, and no shares may be issued pursuant to the Warrants, to the extent that the exercise or issuance would cause a Warrant Holder’s and its affiliates’ beneficial ownership of our Common Stock, as determined in accordance with Section 13(d) of the Exchange Act, to exceed 4.99% of our then issued and outstanding shares of Common Stock. The 4.99% beneficial ownership limitation does not prevent a holder from selling some of its holdings and then receiving additional shares.

The Common Stock issuable upon exercise of the Warrants are offered solely by us, and no underwriters are participating in this offering. The Warrant Holders may decide to sell all, some, or none of the shares of the Common Stock underlying the Warrants. We currently have no agreements, arrangements or understandings with any of the Warrant Holders regarding the sale of any of the securities covered by this prospectus. We cannot provide you with any estimate of the number of shares of our Common Stock that the Warrant Holders will hold in the future. Please see “Plan of Distribution” beginning on page 8 of this prospectus.

PLAN OF DISTRIBUTION

The shares issuable upon exercise of the Warrants are offered solely by us, and no underwriters are participating in this offering.

All of the Warrants are outstanding, and no additional warrants will be issued. We will deliver shares of our Common Stock upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. Each Warrant contains instructions for exercise. In order to exercise a Warrant, a Warrant Holder must deliver to us the information required by the Warrants, along with payment of the exercise price for the shares of Common Stock to be purchased (unless via a cashless exercise). We will then deliver shares of our Common Stock in the manner described below in the section titled “Description of Warrants.”

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Warrant Holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Warrant Holders against liabilities, including some liabilities under the Securities Act in accordance with the SPA or the Warrant Holders will be entitled to contribution. We may be indemnified by the Warrant Holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by a Warrant Holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

LEGAL MATTERS

The validity of the Common Stock offered in this prospectus will be passed upon for us by McKenna Long & Aldridge LLP.

EXPERTS

The consolidated financial statements of Kandi Technologies Group, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference in the registration statement in reliance on the report of Albert Wong & Co., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

  our Annual Report on Form 10-K for the year ended December 31, 2012;

  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 and June 30, 2013;

  our Current Reports on Form 8-K filed on January 29, 2013, March 4, 2013; March 25, 2013; June 26, 2013; June 28, 2013; August 1, 2013; September 23, 2013 and October 28, 2013; and

  the description of our Common Stock contained in the registration statement on Form S-8, dated January 6, 2009, File No. 333-156582, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all shares of Common Stock registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Zhu Xiaoying, Chief Financial Officer
+86-579-82239856

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the shares of Common Stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these shares of Common Stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these shares of Common Stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Global Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our Common Stock being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$902.46
Legal fees and expenses
Accounting fees and expenses
Printing and miscellaneous expenses

Total expenses	$

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

Our Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. At present, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. We have purchased Directors & Officers Liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our charter documents or the DGCL, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Jinhua, China on the 30th day of October, 2013.

KANDI TECHNOLOGIES GROUP, INC.

By: /s/ Hu Xiaoming
             Hu Xiaoming
Chairman of the Board of Directors, President and
Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hu Xiaoming	Chairman of the Board of Directors,
Hu Xiaoming	President and Chief Executive	October 30, 2013
Officer (Principal Executive Officer)

/s/ Zhu Xiaoying	Chief Financial Officer (Principal
Zhu Xiaoying	Financial Officer), Principal	October 30, 2013
Accounting Officer and Director

*
Qian Jingsong	Director	October 30, 2013

*
Ni Guangzheng	Director	October 30, 2013

*
Jerry Lewin	Director	October 30, 2013

*	Director	October 30, 2013
Henry Yu

*	Director	October 30, 2013
Chen Liming

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’ s Registration Statement on Form SB-2, dated April 1, 2005; File No. 333-123735).
3.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to the Company’s Form S-3, dated November 19, 2009; File No. 333-163222)
3.3	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8- K, dated December 21, 2012)
3.4	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2, dated April 1, 2005; File No. 333-123735).
4.1	Common Stock Specimen (filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2/A dated June 2, 2005; 1934 Act File No. 333-120431).
5.1	Opinion of McKenna Long & Aldridge LLP.**
10.1

Securities Purchase Agreement, dated as of December 21, 2010 between Kandi Technologies, Corp. and the Investors listed on the Schedule of Buyers attached thereto (“SPA”) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 21, 2010).

10.2	Form of Warrant issued under the SPA (filed as Exhibit 4.1 to the Company’s Current Report on Form 8- K, dated December 21, 2010)
10.3

Placement Agent Agreement, dated as of January 19, 2010 among Kandi Technologies, Corp. and FT Global Capital, Inc. (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

10.4

Placement Agent Agreement, dated as of June 18, 2013 among Kandi Technologies, Group, Inc. and FT Global Capital, Inc. (filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-3, filed September 20, 2013)(Registration No. 333-191283)

10.5	Placement Agent Warrant issued under the Placement Agent Agreement (filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-3, filed September 20, 2013)(Registration No. 333- 191283)
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of McKenna Long & Aldridge LLP (included in legal opinion filed as Exhibit 5.1).**
24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-3 filed September 20, 2013) (Registration No. 333-191283)

_____________
** Filed herewith